                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                        TUMBLEWEED COMMUNICATIONS CORP.
         -------------------------------------------------------------
                (Name of registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                N/A
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                N/A
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                N/A
                ----------------------------------------------------------
           (5)  Total fee paid:
                N/A
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials. N/A

/ / Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                N/A
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                N/A
                ----------------------------------------------------------
           (3)  Filing Party:
                N/A
                ----------------------------------------------------------
           (4)  Date Filed:
                N/A
                ----------------------------------------------------------

Notes:

                        TUMBLEWEED COMMUNICATIONS CORP.
                               700 SAGINAW DRIVE
                             REDWOOD CITY, CA 94063

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 2000

                            ------------------------

To the stockholders of Tumbleweed Communications Corp.:

    Notice Is Hereby Given that the Annual Meeting of Stockholders of Tumbleweed Communications Corp., a Delaware corporation (the "Company"), will be held on May 15, 2000, at 10:00 a.m. local time at the Company's offices located at 700 Saginaw Drive, Redwood City, California for the following purpose:

    (1) To elect three (3) Class I directors, each to serve a three-year term or until his successor has been elected and qualified or until his earlier resignation or removal.

    (2) To consider and vote to approve an amendment to the Company's 1999 Omnibus Stock Incentive Plan to (a) increase the number of shares reserved for issuance thereunder and (b) qualify such plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended.

    (3) To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

    (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 31, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Bernard J. Cassidy

                                          Bernard J. Cassidy
                                          SECRETARY

Redwood City, California
April 17, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        TUMBLEWEED COMMUNICATIONS CORP.
                               700 SAGINAW DRIVE
                             REDWOOD CITY, CA 94063

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Tumbleweed Communications Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 15, 2000 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 700 Saginaw Drive, Redwood City, California 94063. The Company intends to mail this proxy statement and accompanying proxy card on or about April 17, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of common stock at the close of business on March 31, 2000, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2000, the Company had outstanding and entitled to vote 25,787,588 shares of common stock.

    Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 700 Saginaw Drive, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    For a stockholder's proposal to be included in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received by the Company not later than December 18, 2000. To be timely, stockholder proposals submitted outside the processes of Rule14a-8 must be received by the Company after February 13, 2001 and before March 17, 2001, unless the Annual Meeting is called for a date earlier than April 15, 2001 or later than June 14, 2001, in which case such proposal must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Tumbleweed's Amended and Restated Certificate of Incorporation currently authorizes no fewer than one and no more than ten directors. Tumbleweed's Board of Directors is currently comprised of seven directors. The Certificate of Incorporation divides the Board into three classes; Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified. The Class I directors, Mr. Smith, Mr. Klein and Dr. Chen, will stand for reelection or election at the Annual Meeting. The Class II directors, Mr. Hautemont and Mr. Draper, will stand for reelection or election at the 2001 annual meeting and the Class III directors, Mr. Marquardt and Mr. O'Grady, will stand for reelection or election at the 2002 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them as of December 31, 1999, are set forth below:

                                                           PRINCIPAL OCCUPATION/
NAME                             AGE                   POSITION HELD WITH THE COMPANY
----                           --------                ------------------------------
Nominees for election as Class I directors for a term expiring in 2003:

  Jeffrey C. Smith...........     32      Founder, Chairman, President and Chief Executive Officer

  Pehong Chen................     41      Chairman, President and Chief Executive Officer of
                                            Broadvision, Inc.

  Kenneth R. Klein...........     40      Chief Operating Officer of Mercury Interactive
                                          Corporation

Incumbent Class II directors with terms expiring in 2001:

  Timothy C. Draper(2).......     41      Founder and Managing Director of Draper Fisher Jurvetson

  Eric J. Hautemont(1).......     34      Managing Director of Ridge Ventures LLC

Incumbent Class III directors with terms expiring in 2002:

  David F. Marquardt(1)......     50      Founding General Partner of August Capital, L.P.

  Standish H. O'Grady(2).....     39      Managing Director of H&Q Venture Associates, LLC

------------------------

Notes:

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    JEFFREY C. SMITH, President and Chief Executive Officer and Chairman of the Board of Directors, is responsible for strategic planning and business development. Before founding Tumbleweed in June 1993, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aeon Corp. from January 1990 to January 1991; Hewlett Packard from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989.
Mr. Smith holds a B.S. in Computer Science from Stanford University.

    PEHONG CHEN has been a Director of Tumbleweed since December 1999. Dr. Chen has been the Chairman of the Board, Chief Executive Officer, and President of Broadvision, Inc. since its incorporation in May 1993. From 1992 to 1993,
Dr. Chen served as the Vice President of Multimedia Technology at Sybase, a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of Gain Technology, a provider of multimedia applications development systems, which was acquired by Sybase. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

    TIMOTHY C. DRAPER has been a Director of Tumbleweed since August 1996.
Mr. Draper is the Founder and Managing Director of Draper Fisher Jurvetson, formed in 1985. He currently serves on the boards of directors of PLX Technology, GoTo.com, and various private companies. Mr. Draper holds a B.S. in Electrical Engineering from Stanford University and an M.B.A. from Harvard Business School.

    ERIC J. HAUTEMONT has been a Director of Tumbleweed since October 1996.
Mr. Hautemont is Managing Director of Ridge Ventures LLC, a high technology venture fund dedicated to seed and early stage companies. Before starting Ridge Ventures in June 1998, Mr. Hautemont served as President of Fractal Design Corporation from June 1996 to January 1997. Before Fractal, Mr. Hautemont was co-founder, chairman and CEO of Ray Dream, Inc. from December 1989 to June 1996. He currently serves on the boards of directors of Xenote Corporation, Tincell Corporation and Luckysurf.com. Mr. Hautemont holds a M.Sc. in Computer Science and Applied Mathematics from Enseeiht, University of Toulouse, France.

    KENNETH R. KLEIN has been a Director of Tumbleweed since February 2000. Mr. Klein has been Chief Operating Officer of Mercury Interactive since February of 2000. Prior to that he served as President, North American Operations from July 1998 to February 2000. From April 1995 to July 1998 he served as Vice President of North American Sales. From May 1992 to March 1995, he served as the Company's Western Area Sales Director. From March 1990 to May 1992, Mr. Klein served as Regional Sales Manager for Interactive Development Environments, a CASE tool company. Prior to that Mr. Klein served in a variety of engineering, sales and management roles in the software industry. Mr. Klein holds degrees in electrical engineering and biomedical engineering from the University of Southern California.

    DAVID F. MARQUARDT has been a Director of Tumbleweed since August 1997. Mr. Marquardt is a founding General Partner of August Capital, L.P., formed in 1995, and has been a General Partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since
August 1980. Mr. Marquardt is a director of Microsoft Corporation,
Netopia, Inc. and various privately held companies. Mr. Marquardt received a B.S. in Mechanical Engineering from Columbia University and an M.B.A. from Stanford Graduate School of Business.

    STANDISH H. O'GRADY has been a Director of Tumbleweed since August 1997.
Mr. O'Grady has been a Managing Director of H&Q Venture Associates, LLC, a venture capital firm, since its inception in July 1998. He previously served in various positions with Hambrecht & Quist Group's venture capital department since 1986, including Managing Director from 1994 to 1998. Earlier in his career, Mr. O'Grady was a process engineer with Intel Corporation. Mr. O'Grady is currently a director of various privately held companies. Mr. O'Grady holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999 the Board of Directors held nine meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee consists of two non-employee directors: Messrs. Draper and O'Grady. The Audit Committee met twice during the fiscal year ended December 31, 1999.

    The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The Compensation Committee consists of two non-employee directors:
Messrs. Hautemont and Marquardt. The Compensation Committee met once during the fiscal year ended December 31, 1999.

    During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                           APPROVAL OF THE AMENDMENT
                    TO THE 1999 OMNIBUS STOCK INCENTIVE PLAN

    The Board of Directors is proposing an amendment to the 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock available for issuance thereunder from 4,381,500 shares of Common Stock to 4,381,500 shares PLUS an annual increase to be added on the first day of the Company's fiscal year (beginning 2001) equal to the lesser of (a) 2,000,000 shares or (b) five percent (5%) of the number of outstanding shares on the last day of the immediately preceding fiscal year. The Plan was adopted by the Board of Directors on May 27, 1999 and approved by the Company's stockholders on June 22, 1999.

    The Board of Directors believes that the availability of award grants under the Plan enhances the Company's ability to attract, motivate and retain the caliber of directors, officers and other employees necessary for the Company's future growth and success. As a result of prior grants of stock options under the Plan to directors, officers and other employees of the Company, the number of shares of Common Stock available for future grants has been reduced to 2,593,890 shares as of the Record Date. The Board of Directors has determined that this number is insufficient to maintain the Plan as an incentive device. The Board of Directors also believes that increasing the number of shares of Common Stock available will help the Company achieve its goals by keeping its incentive compensation program competitive with those of comparable companies. At the Annual Meeting the stockholders are being requested to (1) approve an amendment to the Plan to increase the number of shares reserved for issuance under the Plan to provide for an annual increase to be added on the first day of the Company's fiscal year (beginning 2001) equal to the lesser of (a) 2,000,000 shares or (b) five percent (5%) of the number of outstanding shares on the last day of the immediately preceding fiscal year and (2) qualify the Plan for purposes of Sections 162(m) and 422 of the Code.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds
$1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and the Company will continue to monitor the applicability of
Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m). If the proposed amendment to the Plan set forth in this Proposal Number Two is adopted and approved by the stockholders of the Company, the Plan, as amended, will be in compliance with the requirements of Section 162(m) for "performance-based compensation."

    The following paragraphs summarize the more significant features of the Plan. The summary is subject, in all respects, to the terms of the Plan, the full text of which, as proposed to be amended, is set forth in Exhibit A attached hereto. In Exhibit A, the materials that would be deleted from the plan pursuant to the proposed amendment are stricken through, and the material that would be added by such amendment are double underlined. If the amendment is not approved by the stockholders, the Plan will continue in effect under the present terms.

SUMMARY OF THE PLAN

    The Plan is administered by the Compensation Committee of the Board of Directors and provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Code, non-qualified stock options, stock appreciation rights and restricted stock to employees, officers, directors and independent contractors (including non-employee directors) of the Company; PROVIDED FURTHER, that incentive stock options may be granted only to employees of the Company. If the amendment is approved, the number of shares of Common Stock reserved for issuance thereunder will be equal to 4,381,500 shares, plus an annual increase to be added on the first day of the Company's fiscal year (beginning 2001) equal to the lesser of (a) 2,000,000 shares or (b) five percent (5%) of the number of outstanding shares on the last day of the immediately preceding fiscal year shares of Common Stock. The Plan provides that no more than 80% of the total shares available for grant may be awarded to a single individual in a single year. As of the Record Date the Company had 240 employees and six (6) non-employee directors.

    The Plan permits the Compensation Committee to select eligible employees, officers, directors and independent contractors (including non-employee directors) of the Company to receive awards, to determine the type and number of awards to be granted and to determine the terms, conditions, restrictions and performance criteria relating to any award. As of the Record Date, the Company had granted options to officers, non-employee directors and certain employees of the Company under the Plan with respect to an aggregate of 1,806,610 shares of Common Stock. None of the options so granted is exercisable more than ten years after the grant date.

    The Plan provides that each non-employee director elected to the board of directors for the first time following the effective date of the Plan will receive upon such election an initial grant of options to purchase 15,000 shares of common stock at Fair Market Value on the date of grant. These non-employee directors will also receive an annual grant of options to purchase 5,000 shares for each year during the director's term. All of the foregoing options will have a five-year term and will vest immediately. The foregoing awards of options will be granted automatically under the Plan.

    The purchase price for shares issued to an optionee upon exercise of an option is the price determined by the Compensation Committee at the time of grant; PROVIDED, that with respect to incentive stock options, such price may not be less than the Fair Market Value (as defined in the Plan) of the Common Stock on the grant date. The exercise price may be paid in cash or, subject to approval by the Compensation Committee, by means of any cashless exercise procedure approved by the Compensation Committee, by an exchange of Common Stock previously owned by the optionee, or by any combination thereof. The Compensation Committee also has the authority to make loans to grantees under the Plan to enable such grantees to purchase shares of Common Stock in connection with the realization of awards made thereunder.

    Unless otherwise provided in the agreement evidencing an award under the Plan, an option granted thereunder may not be exercised unless the grantee is employed by or maintains an independent contractor relationship with the Company (including serving on the Board of Directors).

    In the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other change in corporate structure affecting the number of issued shares of common stock, the Compensation Committee may make adjustments to the terms of the Plan. In particular, the Compensation Committee may make an equitable substitution or proportionate adjustment in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding awards and the exercise prices. In addition, the Compensation Committee, in its discretion, may terminate all awards with payment of cash or in-kind consideration.

    The Plan may be altered, amended, suspended or terminated at any time and from time to time by the Board of Directors. If the Compensation Committee determines that stockholder approval of an amendment is necessary in order for the plan to comply or to continue to comply with applicable law, such amendment shall not become effective until the Company has received the requisite stockholder vote. No amendment may affect a grantee's outstanding award under the plan, however, without such grantee's consent.

CERTAIN FEDERAL INCOME TAX EFFECTS

    The following discussion is for general information only and is based on the U.S. Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to individual plan participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that Common Stock acquired under the Plan will be held as a "capital asset" (generally, property held for investment) under the Code.

NONQUALIFIED STOCK OPTIONS

    A participant will generally not be subject to Federal income taxation upon the grant of a nonqualified stock option ("NSO"). Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares acquired upon exercise of an NSO (or upon untimely exercise of an incentive stock option as discussed below) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

INCENTIVE STOCK OPTIONS

    A participant is generally not subject to Federal income taxation upon the grant of an incentive stock option ("ISO") or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (a) while in the employ of the Company or a subsidiary or (b) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.")

    If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option exercise price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant. If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), generally (a) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (b) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for

Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

    The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

EXERCISE WITH SHARES

    According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (a) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (b) the basis of such shares will be equal to the basis of the shares surrendered, and (c) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) participants will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence after the date of receipt.

    The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of corporation stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the participant, as discussed above. Otherwise, when shares of the Common Stock are surrendered upon exercise of an ISO, in general, (a) no gain or loss will be recognized as a result of the exchange, (b) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (c) any additional shares received will have a zero basis and will have a holding period that begins after the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

STOCK APPRECIATION RIGHTS

    A grant of stock appreciation rights ("SARs") has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs, the amount of any cash and the fair market value as of the date of exercise of any shares of Common Stock received is taxable to the participant as ordinary income. The Company will generally be entitled to a deduction at the same time and equal to the amount included in the participant's income. Upon the sale of the shares acquired by the exercise of SARs, participants will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of his ordinary income.

RESTRICTED AWARDS

    In the case of a restricted award, a participant generally will not be subject to Federal income tax upon the grant of such an award, but, rather, the participant will recognize ordinary income in an amount equal to (a) the fair market value of the Common Stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (b) the price, if any, paid by the participant to purchase such stock. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. The Company will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by the participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

CAPITAL GAIN OR LOSS

    Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.

NEW PLAN BENEFITS

    It is not possible to determine at this time the future awards that will be granted under the Plan if it is approved by stockholders, other than automatic option grants to non-executive directors elected to the board of directors for the first time following the Effective Date of the Plan, as set forth below, and no awards made under the Plan prior to the date of the annual meeting have been made subject to such approval by the stockholders. Additional grants of stock options are made from time-to-time, and grants to the Named Executive Officers for fiscal 1999 are described in "Executive Compensation" below. The following table is provided pursuant to requirements of the Commission.

                                                              NUMBER OF
NAME AND POSITION                                              OPTIONS
-----------------                                             ---------
Non-Executive Director Group................................   10,000

VOTE REQUIRED

    The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to approve the proposed amendment to the Plan for purposes of Section 422 and 162(m) of the Internal Revenue Code of 1986, as amended. Abstentions and broker non-votes as to this proposal will have no effect on the outcome of the vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 1997. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1999 by: (a) each nominee for director; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                         BENEFICIAL OWNERSHIP(1)
                                                       ---------------------------
                                                         NUMBER           PERCENT
BENEFICIAL OWNER                                       OF SHARES          OF TOTAL
----------------                                       ----------         --------
Hikari Tsushin, Inc. ................................   4,314,989           19.9
  22F Ohtemachi Nomura Bldg.
  2-1-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan
August Capital, L.P. ................................   2,023,459(2)         9.4
  David F. Marquardt
  2480 Sand Hill Road, Suite 101
  Menlo Park, California 94025
Draper Fisher Entities ..............................   1,886,695(3)         8.7
  Timothy C. Draper
  400 Seaport Court, Suite 250
  Redwood City, California 94063
Adobe Ventures II, L.P. .............................   1,370,971(4)         6.3
  Standish H. O'Grady
  One Bush Street
  San Francisco, California 94104
United Parcel Service General Services Co. ..........   1,118,569            5.2
  55 Glenlake Parkway, NE
  Atlanta, Georgia 30328
Jeffrey C. Smith ....................................   2,026,877(5)         9.4
Jean-Christophe D. Bandini ..........................   2,018,580            9.3
Donald N. Taylor ....................................      38,416(7)        *
Shomit A. Ghose .....................................      75,000(7)        *
Donald R. Gammon ....................................      47,104(6)(7)     *
Robert A. Krauss ....................................      58,123(6)        *
Pehong Chen .........................................           0           *
Kenneth Klein .......................................           0           *
Executive officers and directors as a group            10,103,292(8)        46.7
  (19 persons) ......................................

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,631,152 outstanding shares on December 31, 1999 adjusted as required by rules promulgated by the SEC.

(2) Includes 1,858,586 shares held by August Capital, L.P.; 64,577 shares held by August Capital Strategic Partners, L.P.; and 94,846 shares held by
    August Capital Associates, L.P. The general partner of each of the foregoing is August Capital Management, LLC. The members of August Capital Management with shared voting and investment power are Andrew S. Rappaport,

    John Johnston, and David F. Marquardt. However, Mr. Marquardt disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(3) Includes 159,858 Shares held by Draper Associates, L.P.; 1,621,499 shares held by Draper Fisher Associates Fund III, L.P.; and 105,338 shares held by Draper Fisher Partners, L.L.C. Voting and dispositive power over the shares is held by all the general partners of Draper Fisher Jurvetson. Mr. Draper is Managing Director at Draper Fisher Jurvetson and as such may be deemed to share voting and investment power with respect to these shares. However, Mr. Draper disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(4) Voting and dispositive power over the shares held by H&Q Tumbleweed Investors, L.P. is held by all members of H&Q Venture Associates, L.L.C. Voting and dispositive power over the shares held by Adobe Ventures II, L.P. is held by all members of H&Q Adobe Ventures Management II, L.L.C.
    Mr. O'Grady is a member of H&Q Venture Associates, L.L.C. and H&Q Adobe Ventures Management II, L.L.C. and may be deemed to share voting and investment power with respect to these shares. However, Mr. O'Grady disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(5) Includes 260,000 shares held by the Jeffrey C. Smith 1999 Annuity Trust. Mr. Smith is the sole trustee of the trust.

(6) Includes 500 shares held by Donald R. Gammon; 500 shares held by Bonnie I. Gammon; 500 shares held by Erin A. Gammon; and 500 shares held by Morgan L. Gammon.

(7) The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable within 60 days of December 31, 1999:

                                                              SHARES SUBJECT
                                                                TO OPTIONS
                                                              --------------
Donald R. Gammon............................................      45,104
Shomit A. Ghose.............................................      75,000
Robert A. Krauss............................................      58,123
Donald N. Taylor............................................      37,916

(8) Includes 351,705 shares issuable upon the exercise of stock options exercisable within 60 days of December 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 5 was filed in March 2000 for each of Bernard Cassidy, Kerry Champion, Joseph Consul, Donald Gammon and Donald Taylor, to reflect an October 1999 option grant to each such person; and a Form 5 was filed in March 2000 for Jeffrey C. Smith reflecting a charitable gift of stock from him in December 1999.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

    We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors of Tumbleweed. We currently do no pay fees to our directors for attendance at meetings or for their services as members of the board of directors.

    On October 15, 1996 and September 15, 1998, the board of directors granted options to purchase an aggregate of 18,000 and 42,000 respectively, shares of common stock to Mr. Hautemont at an exercise price per share of $0.50. On
May 27, 1999, the board of directors granted an option to purchase an aggregate of 60,000 shares of common stock to each continuing director at an exercise price per share of $12.00. On December 1, 1999, Dr. Chen was granted an option to purchase 15,000 shares pursuant to the automatic grant provisions to non-employee directors contained in the Plan at an exercise price per share of $39.75. Also on December 1, 1999, the board of directors granted Dr. Chen an option to purchase an additional 85,000 shares at an exercise price per share of $39.75.

    Each non-employee director elected to the board of directors for the first time following this Annual Meeting will receive upon election an initial grant of options to purchase 15,000 shares of common stock at fair market value on the date of grant as well as an annual grant of options to purchase 5,000 shares for each year during the director's term. All of the foregoing options will have a five-year term and will vest immediately. The foregoing award of options will be granted automatically under the Plan.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table indicates information concerning compensation of our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer whose salary and bonus exceeded $100,000 for the year ended December 31, 1999.

                                                                                             LONG-TERM
                                                       ANNUAL COMPENSATION              COMPENSATION AWARDS
                                            -----------------------------------------   -------------------
NAME AND                                                SALARY     BONUS      OTHER
PRINCIPAL POSITION                            YEAR       ($)        ($)        ($)            OPTIONS
------------------                          --------   --------   --------   --------   -------------------
Jeffrey C. Smith .........................    1999     142,708     14,375         --           60,000
  Founder, Chairman, President and
  Chief Executive Officer
Donald R. Gammon .........................    1999     150,167     71,277         --          205,000
  Vice President--North American Sales
Shomit A. Ghose ..........................    1999     177,876     61,380         --           90,000
  Senior Vice President--Operations
Robert A. Krauss .........................    1999     125,500     83,619         --           42,000
  Vice President--Business Development
Donald Taylor ............................    1999     163,050    144,651     13,035          195,000
  Vice President--International

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 1999 to the named executive officers.

    In the fiscal year ended December 31, 1999, we granted options to purchase up to an aggregate of 2,503,500 shares to employees, directors and consultants. Most of these options were granted under our

1993 stock option plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined in good faith by the board of directors. All options have a term of ten years. Most option shares vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month for the next 36 months.

    The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of our common stock.

    With respect to the named executive officers, the option agreements of Donald Gammon, Shomit Ghose and Donald Taylor provide for the acceleration of a portion of their stock options upon the occurrence of specified changes in control of Tumbleweed.

                                           INDIVIDUAL GRANTS
                       ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                            NUMBER          PERCENT OF                                 ASSUMED ANNUAL RATES OF
                        OF SECURITIES     TOTAL OPTIONS                              STOCK PRICE APPRECIATION FOR
                          UNDERLYING        GRANTED TO     EXERCISE                          OPTION TERM
                        OPTION GRANTED      EMPLOYEES        PRICE     EXPIRATION   ------------------------------
NAME                         (#)          IN FISCAL YEAR   ($/SHARE)      DATE         5%($)             10%($)
----                   ----------------   --------------   ---------   ----------   ------------      ------------
Jeffrey C. Smith.....       60,000             2.4%          12.00        2009       $1,172,804        $1,827,495
Donald R. Gammon.....      195,000             7.8%           0.80        2009       $  254,108        $  404,624
                            10,000             0.4%          22.00        2009       $  358,257        $  570,623
Shomit A. Ghose......       10,000             0.4%           0.80        2009       $   13,031        $   20,750
                            80,000             3.2%          22.00        2009       $2,866,855        $4,564,987
Robert A. Krauss.....       10,000             0.4%           0.50        2009       $    8,144        $   12,969
                            20,000             0.8%           0.80        2009       $   26,062        $   41,500
                            12,000             0.5%          12.00        2009       $  234,561        $  373,499
Donald N. Taylor.....      140,000             5.6%           0.50        2009       $  114,023        $  181,562
                            30,000             1.2%           0.80        2009       $   39,093        $   62,250
                            25,000             1.0%          22.00        2009       $  895,892        $1,426,558

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    The following table describes for the named executive officers the exercisable and unexercisable options held by them as of December 31, 1999. No options were exercised by the named executive officers during the fiscal year ended December 31, 1999.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                       OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON    VALUE         FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                              EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                             (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -----------   -------------
Jeffrey C. Smith...........       --            --           --         60,000              --       4,365,000
Donald R. Gammon...........       --            --       36,978        168,022       3,104,303      13,893,447
Shomit A. Ghose............       --            --       65,000        265,000       5,476,250      20,603,250
Robert A. Krauss...........       --            --       54,373         67,627       4,580,925       5,553,574
Donald N. Taylor...........       --            --           --        195,000              --      15,882,250

    The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $84.75 per share, the fair market value of our common stock as of December 31, 1999, as determined by the board of directors, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1993 stock option plan.

EMPLOYMENT AGREEMENTS

    Except as described below, we have not entered into employment agreements with our named executive officers, and their employment may be terminated at any time at the discretion of our board of directors.

    Effective January 7, 1999, we entered into an employment agreement with Donald Taylor. The agreement provides for a base salary of $185,000 per year, plus a bonus dependent upon the attainment of specified sales targets. The minimum guaranteed bonus is $6,000 for each of the first six months of employment. In addition, Mr. Taylor was granted options to purchase 140,000 shares of common stock. Mr. Taylor's employment is terminable without cause on six months prior written notice.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to us or our stockholders;

    - for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

    - under Section 174 of the Delaware law; or

    - for any transaction from which the director derives an improper personal benefit.

    Our certificate of incorporation and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by
Section 145 of the Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Tumbleweed under the foregoing provisions, or otherwise. Tumbleweed has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our charter and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgements, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a directors or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

                      REPORT OF THE COMPENSATION COMMITTEE
             OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

    The Company's executive compensation program presently is administered by the two-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of the Company.

SECTION 162(m) POLICY:

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds
$1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and the Company will continue to monitor the applicability of
Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m). If the proposed amendment to the Plan set forth in Proposal Number Two is adopted and approved by the stockholders of the Company, the Plan, as amended, will be in compliance with the requirements of Section 162(m) for "performance-based compensation."

    The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. The Company's executive compensation package consists of three components: base salary and related benefits; quarterly cash bonus incentives; and equity-based compensation incentives.

    The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance. The second component of the Company's executive compensation package is a quarterly management-by-objectives bonus. Each year, the Company establishes bonus compensation formulas for each such officer based on certain individual performance criteria. This arrangement provides each executive officer with the opportunity to earn a cash bonus according to the extent to which he meets his particular individual performance criteria. The third component of the Company's executive compensation package is stock options, which the Company believes are becoming increasingly important as an incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and to encourage its executive officers to remain with the Company. Generally, the Company grants stock options at fair market exercise prices, as determined at the time of grant.

    The Company's Stock Option Plans have been established to provide all employees of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the Plans generally have a non-statutory four-year vesting schedule and generally

------------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

expire ten years from the date of grant. In addition, a portion of the options granted to the Company's executive officers are performance-based options. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, the Company's financial performance, and the executive's existing options.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Smith's 1999 bonus and salary were set by the Committee with due regard to his industry experience, competitive salary information and current market conditions. The amount of Mr. Smith's total compensation was based on the Company's 1999 results and his individual performance with respect to meeting previously established performance objectives measured both quarterly and annually. In January of 2000, the Committee recommended and the Board approved a bonus of $75,000 be paid to Mr. Smith based upon the completion of his and the Company's objectives during 1999.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Eric J. Hautemont
                                          David F. Marquardt

                     PERFORMANCE MEASUREMENT COMPARISON(2)

    The following chart shows a comparison of cumulative returns for the Company, the Nasdaq Stock Market (United States Companies) and the Hambrecht & Quist Internet Index at scaled prices beginning after the close of trading on August 6, 1999, when the Company's common stock was priced at $12.00 per share for sale in the Company's initial public offering. The performance on the following graph is not necessarily indicative of future stock price performance.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                TUMBLEWEED       CHASE H&Q  NASDAQ STOCK
           COMMUNICATIONS CORP.   INTERNET  MARKET - U.S.
06-Aug-99               $100.00    $100.00        $100.00
Aug-99                  $160.42    $117.50        $106.94
Sep-99                  $222.92    $130.07        $106.77
Oct-99                  $208.33    $143.82        $114.53
Nov-99                  $325.00    $181.26        $126.75
Dec-99                  $706.25    $251.79        $154.09

------------------------
(2) This Section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS

    Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

    - compensation arrangements, which are described above; and

    - the transactions described below.

    SERIES C PREFERRED STOCK FINANCING ROUND. In February and May 1999, we sold shares of Series C preferred stock, at a purchase price of $3.58 per share, to the following investors, among others:

    - 3,914,989 shares of Series C preferred stock to Hikari Tsushin, Inc.;

    - 1,118,569 shares of Series C preferred stock to United Parcel Service General Services Co.;

    - 165,093 shares of Series C preferred stock to August Capital, L.P.;

    - 154,351 shares of Series C preferred stock to Draper Fisher Associates Fund III, or to entities affiliated with it; and

    - 112,159 shares of Series C preferred stock to Adobe Ventures II, L.P.

    HIKARI LICENSE AGREEMENT. On March 31, 1999, we entered into a one-year license and distribution agreement with Hikari Tsushin, Inc. Between March 31, 1999 and August 31, 1999, Tumbleweed recognized approximately $769,700 of revenue which was associated with the perpetual license fee, transaction fees and distribution rights and which was paid by Hikari to Tumbleweed KK, at that time a wholly-owned Japanese subsidiary of Tumbleweed.

    SALE OF INTEREST IN SUBSIDIARY. On August 31, 1999, Tumbleweed KK sold 200 shares of its common stock, representing a 50% ownership interest in Tumbleweed KK, to Hikari for Y350,000,000 (which approximated $3.2 million as of August 31, 1999). Following Hikari's investment, Hikari and Tumbleweed have equal board representation in Tumbleweed KK. As a result of the equity transaction and the change in board constituency, Tumbleweed no longer believes that it has control of Tumbleweed KK. Consequently, beginning September 1, 1999, Tumbleweed began accounting for its investment in Tumbleweed KK on the equity method of accounting rather than the consolidation method. Because Tumbleweed KK sold shares to Hikari, Tumbleweed's share of the book value of Tumbleweed KK's net assets exceeded the carrying amount of the investment by $1.49 million. As a result, the Company recorded $1.49 million in additional paid-in capital in 1999.

    INVESTORS' RIGHTS AGREEMENT. Tumbleweed has entered into an investors' rights agreement with all of the purchasers of preferred stock, its founders and certain persons or entities which acquired shares of its common stock in connection with its acquisition of Worldtalk Communications Corporation. The agreement provides for registration rights in favor of such persons.

    INDEMNITY AGREEMENTS. Tumbleweed has entered into indemnity agreements with each of its officers and directors.

    ENGAGEMENT OF LEGAL COUNSEL. Gregory C. Smith, a brother of Jeffrey C. Smith, the President and Chief Executive Officer of Tumbleweed and Chairman of our board of directors, is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which began providing legal services to Tumbleweed in July 1998. During the year ended December 31, 1999, the total fees paid to Skadden, Arps was approximately $1.1 million.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Bernard J. Cassidy

                                          Bernard J. Cassidy
                                          SECRETARY

April 17, 2000

    A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999 has been included within the package of materials sent to you as well as a copy of the Company's 1999 Annual Report to Stockholders.

                                   EXHIBIT A

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

    The name of this plan is the Tumbleweed Communications Corp. 1999 Omnibus Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on May 27, 1999, subject to the approval of the stockholders of the Company (defined below). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    (1) "ADMINISTRATOR" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

    (2) "BOARD" means the Board of Directors of the Company.

    (3) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

    (4) "COMMITTEE" means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in
Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

    (5) "COMPANY" means Tumbleweed Communications Corp., a Delaware corporation (or any successor corporation).

    (6) "DEFERRED STOCK" means the right to receive Stock at the end of a specified deferral period granted pursuant to Section 7 below.

    (7) "DISABILITY" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity
(i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

    (8) "ELIGIBLE RECIPIENT" means an officer, director, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

    (9) "EMPLOYEE DIRECTOR" means any director of the Company who is also an employee of the Company or of any Parent or Subsidiary.

    (10) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    (11) "FAIR MARKET VALUE" means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of a share of Stock on such date as reported in the Western Edition of the Wall Street Journal, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, (C) in the case of a Limited Stock Appreciation Right, the per share "Change in Control Price" (as defined in the agreement evidencing such Limited Stock Appreciation Right) of the Stock as

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS. (CONTINUED) of the date of exercise or (D) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

    (12) "INCENTIVE STOCK OPTION" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

    (13) "LIMITED STOCK APPRECIATION RIGHT" means a Stock Appreciation Right that can be exercised only in the event of a "Change in Control" (as defined in the award evidencing such Limited Stock Appreciation Right).

    (14) "NON-EMPLOYEE DIRECTOR" means a director of the Company who is (i) not an employee of the Company or of any Parent or Subsidiary and (ii) who first becomes a director of the Company following the Effective Date (as defined in Section 11 hereof), whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

    (15) "NON QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

    (16) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

    (17) "PARTICIPANT" means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock, or Performance Shares or any combination of the foregoing, or (ii) any Non-Employee Director who is eligible to receive grants of Stock Options pursuant to Section 5(9) below.

    (18) "PERFORMANCE SHARES" means shares of Stock that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 7 below.

    (19) "REGISTRATION STATEMENT" means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial underwritten public offering of the Company's Stock.

    (20) "RESTRICTED STOCK" means shares of Stock subject to certain restrictions granted pursuant to Section 7 below.

    (21) "STOCK" means the common stock, par value $0.001 per share, of the Company.

    (22) "STOCK APPRECIATION RIGHT" means the right pursuant to an award granted under Section 6 below to receive an amount equal to the excess, if any, of
(A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

    (23) "STOCK OPTION" means an option to purchase shares of Stock granted pursuant to Section 5 below.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS. (CONTINUED)
    (24) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

    The Plan shall be administered in accordance with the requirements of
Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the
Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act
("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

    Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan:
(a) Stock Options, (b) Stock Appreciation Rights or Limited Stock Appreciation Rights, (c) awards of Restricted Stock, Deferred Stock or Performance Shares or
(d) any combination of the foregoing; PROVIDED, HOWEVER, that automatic, nondiscretionary grants of Stock Options shall be made to Non-Employee Directors pursuant to and in accordance with the terms of Section 5(9) below. Except as otherwise provided in Section 5(9) below, the Administrator shall have the authority:

    (a) to select those Eligible Recipients who shall be Participants;

    (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock or Performance Shares or a combination of any of the foregoing, are to be granted hereunder to Participants;

    (c) to determine the number of shares of Stock to be covered by each award granted hereunder;

    (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock or Deferred Stock and the conditions under which restrictions applicable to such awards of Restricted Stock or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to awards of Performance Shares);

    (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing granted hereunder; and

    (f) to reduce the option price of any Stock Option to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Stock Option has declined since the date such Stock Option was granted.

    The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 2. ADMINISTRATION. (CONTINUED)
    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for issuance under the Plan shall be 4,381,500 shares, plus an annual increase to be added on the first day of the Company's fiscal year (beginning 2001) equal to the lesser of (i) 2,000,000 shares or (ii) five percent (5%) of the number of outstanding shares on the last day of the immediately preceding fiscal year. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, and awards of Restricted Stock, Deferred Stock and Performance Shares may be granted to any Participant during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 80% of the shares of Stock reserved for the purposes of the Plan.

    Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any award of Restricted Stock, Deferred Stock or Performance Shares granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares of Stock are returned to the Company in satisfaction of such indebtedness, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan,
(ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Deferred Stock and Performance Shares granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right related to any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

SECTION 4. ELIGIBILITY.

    Eligible Recipients shall be eligible to be granted Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 5. STOCK OPTIONS.

    Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

    The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

    The Administrator shall have the authority to grant to any officer or employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). Directors who are not also officers of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

    (1) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, (ii) in the case of Non-Qualified Stock Options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, be less than 100% of the Fair Market Value of the Stock on such date and (iii) in any event, be less than the par value (if any) of the Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required at the time of grant by the Code shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

    (2) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; PROVIDED, HOWEVER, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 5. STOCK OPTIONS. (CONTINUED)
    (3) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any "change in control" of the Company (as defined in the agreement evidencing such Stock Option).

    (4) METHOD OF EXERCISE. Subject to paragraph (3) of this Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised, or (iii) in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised); PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant. If payment of the option price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares of Stock received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock award or Performance Shares award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares of Stock equal to the number of shares surrendered upon the exercise of such Stock Option. A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (2) of Section 10 below.

    The Administrator may require the surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

    (5) LOANS. The Company or any Parent or Subsidiary may make loans available to Stock Option holders in connection with the exercise of outstanding Stock Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company or any Parent or Subsidiary, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 5. STOCK OPTIONS. (CONTINUED)
the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the option price less the par value (if any) of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder, and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder's termination of service to the Company or to any Parent or Subsidiary shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; PROVIDED, HOWEVER, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

    (6) NON-TRANSFERABILITY OF OPTIONS. Except under the laws of descent and distribution, the Participant shall not be permitted to sell, transfer, pledge or assign any Stock Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant; PROVIDED, HOWEVER, that the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant's lifetime for estate planning purposes.

    (7) TERMINATION OF EMPLOYMENT OR SERVICE. If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the agreement evidencing such Stock Option, or as otherwise determined by the Administrator.

    (8) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

    (9) AUTOMATIC GRANTS OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS. The Company shall grant Non-Qualified Stock Options to Non-Employee Directors pursuant to this subsection (9), which grants shall be automatic and nondiscretionary and otherwise subject to the terms and conditions set forth in this subsection
(9) and the terms of the Plan ("Automatic Non-Employee Director Options"). Each Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 15,000 shares of Stock (an "Initial Option"), and thereafter shall be automatically granted a Non-Qualified Stock Option to purchase 5,000 shares of Stock (the "Annual Options") on the date immediately following the Company's annual meeting of stockholders; PROVIDED, HOWEVER, that he or she

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 5. STOCK OPTIONS. (CONTINUED)
is then a director of the Company and, PROVIDED, FURTHER, that as of such date, such director shall have served on the Board for at least the preceding six
(6) months.

    The term of each Automatic Non-Employee Director Option shall be five
(5) years, and the option price per share of Stock purchasable under an Automatic Non-Employee Director Option shall be no less than 100% of the Fair Market Value of the Stock on the date of grant, PROVIDED, HOWEVER, in no event shall the option price per share of Stock purchasable under an Automatic Non-Employee Director Option be less than the par value (if any) of the Stock. Each Automatic Non-Employee Director Option shall be fully vested and immediately exercisable as of the date of grant.

    In the event that the number of shares of Stock available for grant under the Plan is not sufficient to accommodate the Automatic Non-Employee Director Options, then the remaining shares of Stock available for Automatic Non-Employee Director Options shall be granted to Non-Employee Directors on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Stock become available for grant under the Plan through action of the Board and/or the stockholders of the Company to increase the number of shares of Stock that may be issued under the Plan or through cancellation or expiration of awards previously granted hereunder.

SECTION 6. STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.

    Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights or Limited Stock Appreciation Rights shall be made; the number of shares of Stock to be awarded, the exercise price (or, in the case of a Limited Stock Appreciation Right, the "Change in Control" price), and all other conditions of Stock Appreciation Rights and Limited Stock Appreciation Rights. The provisions of Stock Appreciation Rights and Limited Stock Appreciation Rights need not be the same with respect to each Participant.

    Stock Appreciation Rights and Limited Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

    (1) AWARDS. The prospective recipient of a Stock Appreciation Right or Limited Stock Appreciation Right shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Stock Appreciation Right Agreement" or "Limited Stock Appreciation Right Agreement," as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights or Limited Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

    (2) EXERCISABILITY.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 6. STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS. (CONTINUED)
        (a) Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; PROVIDED, HOWEVER, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant's death or Disability prior to the expiration of such six-month period.

        (b) Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 above and this Section 6 of the Plan; PROVIDED, HOWEVER, that a Related Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option; PROVIDED, FURTHER, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant's death or Disability prior to the expiration of such six-month period.

        (c) Limited Stock Appreciation Rights shall only be exercised within the 30-day period following a "Change in Control" (as defined by the Administrator in the Limited Stock Appreciation Right Agreement evidencing such right) and, with respect to Limited Stock Appreciation Rights that are Related Rights ("Related Limited Stock Appreciation Rights"), only to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 above and this Section 6 of the Plan.

    (3) PAYMENT UPON EXERCISE.

        (a) Upon the exercise of a Free Standing Stock Appreciation Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

        (b) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

        (c) Upon the exercise of a Limited Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash equal in value to the excess of the "Change in Control Price" (as

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 6. STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS. (CONTINUED)
    defined in the agreement evidencing such Limited Stock Appreciation Right) of one share of Stock as of the date of exercise over (A) the option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

    (4) NON-TRANSFERABILITY.

        (a) Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

        (b) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

        (c) Limited Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

    (5) TERMINATION OF EMPLOYMENT OR SERVICE.

        (a) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

        (b) In the event of the termination of employment or service of a Participant who has been granted one or more Related Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Stock Options.

        (c) In the event of the termination of employment or service of a Participant who has been granted one or more Limited Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

    (6) TERM.

        (a) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

        (b) The term of each Related Stock Appreciation Right shall be the term of the Stock Option to which it relates, but no Related Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

        (c) The term of each Limited Stock Appreciation Right shall be fixed by the Administrator, but no Limited Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 7. RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES.

    Awards of Restricted Stock, Deferred Stock or Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock, Deferred Stock or Performance Shares shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Deferred Stock or Performance Shares; the Restricted Period (as defined in paragraph (2) of this Section 7) applicable to awards of Restricted Stock or Deferred Stock; the performance objectives applicable to awards of Deferred Stock or Performance Shares; and all other conditions of the awards of Restricted Stock, Deferred Stock and Performance Shares. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock, Deferred Stock or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock, Deferred Stock or Performance Shares need not be the same with respect to each Participant. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in paragraph (5) of
Section 5 of the Plan with respect to the exercise of Stock Options.

    (1) AWARDS AND CERTIFICATES. The prospective recipient of awards of Restricted Stock, Deferred Stock or Performance Shares shall not have any rights with respect to any such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement," "Deferred Stock Award Agreement" or "Performance Shares Award Agreement," as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is granted an award of Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

    The Company may require that the stock certificates evidencing Restricted Stock or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

    With respect to awards of Deferred Stock, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

    (2) RESTRICTIONS AND CONDITIONS. The awards of Restricted Stock, Deferred Stock and Performance Shares granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

        (a) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 7. RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES. (CONTINUED) the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Deferred Stock or Performance Shares awarded under the Plan; PROVIDED, HOWEVER, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service as a director, consultant or advisor to the Company or any Parent or Subsidiary, the Participant's death or Disability or the occurrence of a "Change in Control" as defined in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, evidencing such award.

        (b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock or Performance Shares during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to Stock subject to awards of Deferred Stock during the Restricted Period; PROVIDED, HOWEVER, that dividends declared during the Restricted Period with respect to the number of shares of Stock covered by Deferred Stock shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock, Deferred Stock or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

        (c) The rights of Participants granted awards of Restricted Stock, Deferred Stock or Performance Shares upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing such awards.

SECTION 8. AMENDMENT AND TERMINATION.

    The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

    (1) except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

    (2) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

    (3) extend the maximum option period under paragraph (2) of Section 5 of the Plan.

    Notwithstanding the foregoing, stockholder approval under this Section 8 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 8. AMENDMENT AND TERMINATION. (CONTINUED)
    The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

SECTION 9. UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 10. GENERAL PROVISIONS.

    (1) Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (2) The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

    (3) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

    (4) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfac-tory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                        TUMBLEWEED COMMUNICATIONS CORP.

                       1999 OMNIBUS STOCK INCENTIVE PLAN
               (AS PROPOSED TO BE AMENDED EFFECTIVE MAY 15, 2000)

SECTION 10. GENERAL PROVISIONS. (CONTINUED)
    (5) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 11. STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

    (1) The grant of any award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

    (2) Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of the first trading day on or after the date on which the Securities and Exchange Commission declares the Company's Registration Statement effective (the "Effective Date").

SECTION 12. TERM OF PLAN.

    No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, or awards of Restricted Stock, Deferred Stock or Performance Shares shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                       TUMBLEWEED COMMUNICATIONS CORP.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 15, 2000

The undersigned hereby appoints Joseph C. Consul and Bernard J. Cassidy, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Tumbleweed Communications Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tumbleweed Communications Corp. (the "Company") to be held at the Company's corporate offices located at 700 Saginaw Drive, Redwood City, California, on May 15, 2000 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                 MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES
                           FOR DIRECTOR LISTED BELOW

PROPOSAL 1: To elect directors to hold office for a three year term or until their successors are elected.

FOR all nominees listed below (except as      WITHHOLD AUTHORITY
marked to the contrary below) [  ]            to vote for all nominees listed below [  ]

NOMINEES:  Jeffrey C. Smith, Pehong Chen, Kenneth R. Klein

     To withhold authority to vote for any nominee(s), write such nominee(s)' name below:


           --------------------------------------


           --------------------------------------



                             (Continued on other side)
------------------------------------------------------

                           (Continued from other side)
------------------------------------------------------


                    MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:  To approve the amendment to the Company's 1999 Omnibus Stock
             Incentive Plan to (a) increase the number of shares reserved for issuance thereunder and (b) qualify such plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended.

             [  ]  FOR                [  ]  AGAINST             [  ]  ABSTAIN


                    MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:  To ratify selection of KPMG LLP as independent auditors of the
             Company for its fiscal year ending December 31, 2000.

             [  ]  FOR                [  ]  AGAINST             [  ]  ABSTAIN

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.




                                              Signature(s)

                                   Dated:                               , 2000
                                          ------------------------------
                                   Please vote, sign, date and promptly return
                                   this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.



                                       21